                                                                     EXHIBIT 13.

              SCHEDULES FOR COMPUTATION OF PERFORMANCE CALCULATIONS

 This exhibit reflects the calculation of performance figures that appear under "Performance Figures" in Part B. Statement of Additional Information.

A.   TOTAL RETURN

     Formula. The total return performance of the Subaccount for a specified period equals the change in the value of a hypothetical initial purchase payment of $10,000 ("Purchase Payment") from the beginning of the period to the end of the period. Where performance is shown without any optional benefit, the total return performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each Subaccount and the deduction of all recurring charges and fees applicable under the Contract, excluding any applicable withdrawal charge that may be imposed at the end of the quoted period. Where performance is shown with the Optional Enhanced Death Benefit option, the total return performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each Subaccount and the deduction of all recurring charges and fees applicable under the Contract as well as any applicable withdrawal charge, and the current charge for the Optional Enhanced Death Benefit Option 2.

     Total Return may be expressed either as a dollar value or as a percentage change. The percentage change in the value of the Purchase Payment for the period is calculated by subtracting the initial Purchase Payment from the ending value and dividing the remainder by the beginning value:

                                             EV - P
         Percentage Change  =               -------
                                               P

EV =     Ending Value
P =      Purchase Payment

The decimal return is converted to a percentage by multiplying by 100.

B.   AVERAGE ANNUAL TOTAL RETURN

     Formula. The average annual total return (AATR) performance of the Subaccount for a specified period equals the change in the value of a hypothetical initial purchase payment of $1,000 ("Purchase Payment") from the beginning of the period to the end of the period. Where performance is shown without any optional benefit, the AATR performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each Subaccount and the deduction of all recurring charges and fees under the Contract, including any applicable withdrawal charge that may be imposed at the end of the quoted period. Where performance is that may be imposed at the end of the quoted period that may be imposed at the end of the quoted period shown with optional benefits, the AATR performance is calculated assuming the change in the value of the Purchase Payment fully allocated to each Subaccount and the deduction of all recurring charges and fees under the Contract, including any applicable withdrawal charge that may be imposed at the end of the quoted period, and the current charge for the Optional Enhanced Death Benefit Option 2. This proration is based on the average owner's number of Subaccount. At the end of the specified period, it is assumed that a full surrender is taken. The AATR for a specific period is found by taking hypothetical $1,000 Purchase payment and computing the redeemable value at the end of the period after all fees and surrender charges. The Ending Redeemable Value (ERV) is then divided by the Purchase Payment, and this quotient is taken to the Nth root (N representing the number of years in the period) and 1 is 2 subtracted from the result, which is then expressed as a percentage. Thus, the following formula applies:

         Average Annual Total Return =        (ERV)       1/N - 1
                                              ----
                                              ( P )

ERV =    Ending Redeemable Value

P   =    Purchase Payment
N   =    Number of years

The decimal return is converted to a percentage by multiplying by 100

C.   YIELD CALCULATION - BOND SUBACCOUNTS

     The yield for the Scudder High Yield, Scudder Government Securities, Scudder Investment Grade Bond, and Scudder Bond Subaccounts is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period. The yield quotations are based on a 30-day (or one month) period and computed by dividing that net investment income per accumulation unit earned during the period by the maximum offering price per unit on the last day of the period according to the following formula;

                                      a - b
                  YIELD  =    2 [  (---------- + 1)   6 - 1]
                                        cd

WHERE:

a   =    net investment income earned during the period by the portfolio attributable to shares owned by the Subaccount.

b   =    expenses accrued for the period (net of reimbursements).

c   =    the average daily number of accumulation units outstanding during the period.

d   =    the maximum offering price per accumulation unit on the last day of the period.

D.   YIELD CALCULATION - MONEY MARKET SUBACCOUNT

     The yield and effective yield for the Scudder Money Market Subaccount is described under "Performance" in the Statement of Additional Information.

                       PERFORMANCE CALCULATIONS EXAMPLES

1.    Total Return

Scudder Growth

                                       Without optional            With optional
                                           benefit                    benefit

                              EV =              5.757976                5.757976
                               P =               7.55071                7.584876

                  EV - P                    -0.237425884            -0.240860892
                  ------
                     P

multiplied by 100                                 -23.74                  -24.09

2. Average Annual Total Return

                                 SCUDDER GROWTH                  30 Contract Fee
                           AVERAGE ANNUAL TOTAL RETURN       50,000 Average size
Without optional benefit

A. One Year Average Total Return

                                                   0.06% Reduce cumulative yield

                                                                                                                         Average
                                                                                                                          Annual
                                                        Number       Account      Surrender       Ending   Cumulative     Total
              Date            Deposit      AUV         Of Units      Balance        Factor        Balance    Return       Return
------------------------------------------------------------------------------------------------------------------------------------
              12/31/00        1,000       7.550710      132.44       1,000.00                     100.00
              12/31/01            -       5.757976      132.44         762.57        0.93         714.53
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             -28.61%      -28.61%



B. Three Year Average Total Return

                                                                                                                         Average
                                                                                                                          Annual
                                                        Number       Account      Surrender       Ending   Cumulative     Total
              Date            Deposit      AUV         Of Units      Balance        Factor        Balance    Return       Return
------------------------------------------------------------------------------------------------------------------------------------
              12/31/98        1,000       7.044758      141.95       1,000.00                     100.00
              12/31/01            -       5.757976      141.95         817.34        0.95         780.56
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             -22.12%       -8.00%



C. Five Year Average Total Return

                                                                                                                         Average
                                                                                                                          Annual
                                                        Number       Account      Surrender       Ending   Cumulative     Total
              Date            Deposit      AUV         Of Units      Balance        Factor        Balance    Return       Return
------------------------------------------------------------------------------------------------------------------------------------
              12/31/96        1,000       5.192314      192.59       1,000.00                     100.00
              12/31/01            -       5.757976      192.59       1,108.94        1.00       1,108.94
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              10.59%        2.03%



D. Ten Year Average Total Return

                                                                                                                         Average
                                                                                                                          Annual
                                                        Number       Account      Surrender       Ending   Cumulative     Total
              Date            Deposit      AUV         Of Units      Balance        Factor        Balance    Return       Return
------------------------------------------------------------------------------------------------------------------------------------
              12/31/91        1,000       3.013285      331.86       1,000.00                     100.00
              12/31/01            -       5.757976      331.86       1,910.86        1.00       1,910.86
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              90.49%        6.66%



E. Inception Subaccount and Fund Average Total Return

                                                                                                                         Average
                                                                                                                          Annual
                                                        Number       Account      Surrender       Ending   Cumulative     Total
              Date            Deposit      AUV         Of Units      Balance        Factor        Balance    Return       Return
------------------------------------------------------------------------------------------------------------------------------------
              12/13/83        1,000       1.012078      988.07       1,000.00                     100.00
              12/31/01            -       5.757976      988.07       5,689.26        1.00       5,689.26
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             467.84%       10.09%

                                 SCUDDER GROWTH                 30 Contract Fee
                           AVERAGE ANNUAL TOTAL RETURN      50,000 Average size

With optional benefit

A. One Year Average Total Return                   0.06% Reduce cumulative yield

                                                                                                                      Average
                                                                                                                       Annual
                                                Number        Account       Surrender      Ending      Cumulative       Total
        Date       Deposit         AUV         of Units       Balance        Factor        Balance       Return        Return
------------------------------------------------------------------------------------------------------------------------------------
      12/31/00      1,000       7.550710        132.44       1,000.00                      100.00
      12/31/01          -       5.757976        132.44         762.57         0.93         714.53
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         -28.61%       -28.61%



B. Three Year Average Total Return

                                                                                                                      Average
                                                                                                                       Annual
                                                Number        Account       Surrender      Ending      Cumulative       Total
        Date       Deposit         AUV         of Units       Balance        Factor        Balance       Return        Return
------------------------------------------------------------------------------------------------------------------------------------
      12/31/98      1,000       7.133281        140.19       1,000.00                      100.00
      12/31/01          -       5.757976        140.19         807.20         0.95         770.87
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         -23.09%        -8.38%



C. Five Year Average Total Return

                                                                                                                      Average
                                                                                                                       Annual
                                                Number        Account       Surrender      Ending      Cumulative       Total
        Date       Deposit         AUV         of Units       Balance        Factor        Balance       Return        Return
------------------------------------------------------------------------------------------------------------------------------------
      12/31/96      1,000       5.271746        189.69       1,000.00                      100.00
      12/31/01          -       5.757976        189.69       1,092.23         1.00       1,092.23
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           8.92%         1.72%



D. Ten Year Average Total Return

                                                                                                                      Average
                                                                                                                       Annual
                                                Number        Account       Surrender      Ending      Cumulative       Total
        Date       Deposit         AUV         of Units       Balance        Factor        Balance       Return        Return
------------------------------------------------------------------------------------------------------------------------------------
      12/31/91      1,000       3.065413        326.22       1,000.00                      100.00
      12/31/01          -       5.757976        326.22       1,878.37         1.00       1,878.37
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          87.24%         6.47%



E. Inception Subaccount and Fund Average Total Return

                                                                                                                      Average
                                                                                                                       Annual
                                                Number        Account       Surrender      Ending      Cumulative       Total
        Date       Deposit         AUV         of Units       Balance        Factor        Balance       Return        Return
------------------------------------------------------------------------------------------------------------------------------------
      12/13/83      1,000       1.022146        978.33       1,000.00                      100.00
      12/31/01          -       5.757976        978.33       5,633.22         1.00       5,633.22
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         462.24%        10.03%

3. Yield Calculation - Bond Subaccounts

The yield calculation is adjusted to reflect the deduction of applicable contract charges and expenses.

                                                               Scudder             Scudder
                                                              Government       Investment Grade
                                      Scudder High Yield      Securities             Bond
                                      ------------------  ------------------  ------------------
Fund yield as of March 31, 2002                    10.61                4.66                4.74

Contract mortality and expense risk
 and administration charge                          1.70                1.70                1.70
                                      ------------------  ------------------  ------------------
30 day yield                                   8.91                2.96                3.04

4. Yield Calculation - Money Market Subaccount

Date                                      Scudder Money       Scudder Money
                                         ---------------     ---------------
                                            Market I           Market II
03/24/02                                     2.634414112         2.634215008
03/31/02                                     2.634252993         2.634252993


Base Period Return                               -0.0061%             0.0014%
divided by                                             7                   7
multiplied by                                        365                 365
                                         ---------------     ---------------

                                                   -0.32%               0.08%
Less: Maint. Fees                                   0.02%               0.02%
                                         ---------------     ---------------

Current Yield                                      -0.34%               0.06%

Effective Yield                                    -0.32%               0.06%



Maint. fees for a
seven day period (Maint fees x 7/365)                             0.00000384


                                              Cont Fee +     Avg Policy Size +
                                         ---------------     ---------------
L-Share                                            10.00 /            50,000 = 0.000200000